SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2006

Financial Asset Securities Corp.
(Exact name of registrant as specified in its charter)

______________________________________________________________________________

Delaware	333-130961	06-1442101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 625-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On July 20, 2006, Financial Asset Securities Corp. (the “Depositor”) entered into Amendment No. 1 (the “Amendment”) to the Pooling and Servicing Agreement, dated as of April 1, 2006 (the “Pooling and Servicing Agreement”), by and among Financial Asset Securities Corp. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as servicer ((the “Servicer”) and Deutsche Bank National Trust Company as trustee (the ATrustee@), relating to the Fremont Home Loan Trust 2006-1, Asset-Backed Certificates, Series 2006-1. The full text of the Amendment is attached as Exhibit 4.2 to this Current Report on Form 8-K. Any terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

SECTION 9- Financial Statements and Exhibit

Item 9.01	Financial Statements and Exhibits

	(a)	Not applicable

	(b)	Not applicable

	(c)	Exhibits

Exhibit No.	Description
4.2
Amendment No. 1 to the Pooling and Servicing Agreement, dated as of April 1, 2006, by and among Financial Asset Securities Corp. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as servicer (the “Servicer”) and Deutsche Bank National Trust Company as trustee (the ATrustee@), relating to the Series 2006-1 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 25, 2006

FINANCIAL ASSET SECURITIES CORP.

By: /s/ Ara Balabanian
Name: Ara Balabanian
Title: Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.2	Amendment No. 1 to the Pooling and Servicing Agreement, dated as of April 1, 2006, by and among Financial Asset Securities Corp. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as servicer (the “Servicer”) and Deutsche Bank National Trust Company as trustee (the ATrustee@), relating to the Series 2006-1 Certificates.	6